Exhibit 99.1
Today's Announcement & The Plan Going ForwardAn Investor/Market UpdateMarch 4, 2010

Today's Agenda

- Partnering Objectives
- Transaction Highlights
- Going Forward Strategy
- Post-transaction Financial Highlights
- Q&A

2

Partnering Objectives

- Strengthen balance sheet immediately
- Preserve upside of preterm birth opportunity for stockholders
- Partner should bring:
  - Financial strength
  - Strong marketing capability
  - Synergistic development & regulatory capabilities
- Allow aggressive lifecycle management activities
- Facilitate funding of new product development

3

Transaction Highlights

- Watson Pharmaceuticals (NYSE:WPI)
  - Global specialty pharmaceutical company
  - Branded business focused on Urology & Women's Health
  - ~$500 million in branded revenues
  - $4 billion market capitalization
  - Field force of 350 calling on OB/GYNs and urologists, plus specialists focusing on infertility clinics

4

Transaction Highlights - cont'd WPI acquires progesterone-related assets and 11.2 million shares of CBRX common stockWPI assumes responsibility for all U.S. sales, marketing & distribution activities for CRINONE in infertilityCBRX continues manufacturing & supply chain managementWPI & CBRX collaborate on: Completion of the PREGNANT StudyDevelopment of next-generation vaginal progesterone products for infertility and preterm birth

Transaction Highlights - cont'd

- WPI will pay CBRX:
  - $47 million upfront
  - Escalating royalties from 10 to 20%
  - Up to $45.5 million upon CBRX successful completion of several milestones
- WPI will fund development of next-generation progesterone products for infertility and preterm birth
- With initial proceeds, CBRX to:
  - Pre-pay $16 million PharmaBio debt
  - Retire 80% of the $40 million of 8% convertible notes

6

Approval Process No immediate action required of stockholdersColumbia's Board of Directors recommends a vote in favor of this transactionTransaction subject to stockholder approvalSpecial meeting will be heldNeeds >50% of voting power in favor

CBRX Near-term Strategy

- Close WPI transaction
- Support continued sales growth of Crinone in infertility
- Complete PREGNANT Study
- Pursue FDA approval of Crinone/Prochieve for preterm birth
- Partner Striant in effort to grow sales and expand labeling

8

CBRX Longer-term Strategy

- Collaborate with WPI to maximize preterm birth opportunity and value for CBRX shareholders
- Apply proven proprietary drug delivery systems to develop new products for women's health needs
- Selectively pursue development opportunities in other therapeutic areas utilizing platform technologies
  - Expand use of progressive hydration technology for extended release products
  - Pursue label expansion for Striant

9

R&D Development Projects

Product	Indication	Clinical Stage
Crinone/Prochieve 8% Vaginal Gel	Reduce risk of preterm birth in women with a short cervix in mid-pregnancy	**Pivotal Phase III**
Crinone/Prochieve 8% Next generation	ART (Infertility)	**Phase I**
Crinone/Prochieve 8% Next generation	Preterm Birth	**Phase I**
Carbamide Peroxide Vaginal Tablet	Bacterial vaginosis	**Pre-clinical**
Infertility Product Subcutaneous	Non-progesterone ART	**Phase I/II**
Testosterone Vaginal delivery	Fibroid reduction	**Phase I**
Anesthetic Vaginal Gel	Chronic Pelvic Pain (CPP)	**Phase II**

10

Development Project Example Carbamide peroxide for bacterial vaginosisIn-house development programFormulation & pre-clinical: approx. 9 monthsIND filingPhase I safety study: approx. 9 monthsPhase II proof of concept study: approx. 9 monthsTotal expected cost: $2.5 millionPartner for Phase III

Financial Highlights Post Transaction Debt reduced; balance sheet strengthenedOngoing revenue: potential milestones, royalties from Watson & Merck Serono, sales of StriantReduced operating expensesSufficient cash for operations, completing PREGNANT Study and FDA filingPositive cash flow from preterm birth trial success, filing, and launchCBRX funds new development projects through proof of concept, then partnered

Q & A

Summary Watson is a strong partner positioned toMaximize current & future revenues in infertilityDeliver results from preterm birth indicationUp to $92.5 million in upfront and potential milestone payments plus double-digit royalties on sales Strengthened balance sheet Majority of debt will be retiredPreserves upside potential from preterm birth opportunityColumbia becomes a focused business with a clearer path to profitability

Today's Announcements & The Plan Going ForwardAn Investor/Market UpdateMarch 4, 2010